EXHIBIT 99.1


                      NATURALLY ADVANCED TECHNOLOGIES INC.

                             INSIDER TRADING POLICY

1.   General

Federal securities laws prohibit trading in the securities of a company on the basis of "inside" information. Anyone violating these laws is subject to personal liability and could face criminal penalties. Naturally Advanced Technologies takes seriously our obligation, and that of our associates, to prevent insider trading violations. In light of the severity of the possible sanctions, both to you individually and to us as a company, we have established this Insider Trading Policy to assist all of us in complying with our obligations. Any violation of this or any other Company policy could subject you to disciplinary action, up to and including termination.

This policy is not intended to replace your responsibility to understand and comply with the legal prohibition on insider trading. If you have specific questions regarding this policy or the applicable law, contact our Compliance Officer (see Section 7).


2.   Statement of Policy

     o No Insider (see Section 5(b)) may buy or sell our securities at any time when they have Material Non-Public Information relating to us (see Section 5).

     o No Insider may buy or sell securities of another company at any time when they have Material Non-Public Information about that company, including, without limitation, any company which we follow in the ordinary course of our business, and any of our customers, vendors or suppliers, when that information is obtained in the course of services performed on our behalf.

     o    No Insider may disclose our Non-Public Information to third parties.

     o No Insider may disclose ("tip") Material Non-Public Information to any other person (including family members), and no Insider may make recommendations or express opinions on the basis of Material Non-Public Information with regard to trading in securities.

     o    No  Insider  who  receives  or has access to our  Material  Non-Public
          Information may comment on stock price movement or rumors of other corporate developments that are of possible significance to the investing public unless it is part of your job (such as Investor Relations) or you have been specifically authorized by the CEO or CFO in each instance.

     o If you comment on stock price movement or rumors, or disclose Material Non-Public Information to a third party, you should contact promptly the Compliance Officer, Investor Relations or our General Counsel.

     o No Insider may buy or sell our securities during any of the four "Blackout Periods" that occur each fiscal year (see Section 5(a)).


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     o    This policy  continues in effect  until the end of the first  Blackout
          Period after termination of employment or other relationship with us.

3.   Certain Exceptions

The prohibition on trading in Naturally Advaced Technologies securities set forth above does not apply to:

     o The exercise of stock options for cash under our stock option plans (but not the sale of any such shares), since we are the other party to the transaction and the price does not vary with the market but is fixed by the terms of the option agreement.

     o The purchase of stock through an Employee Stock Purchase Plan (but not the sale of any such shares), since we are the other party to the transaction and the shares are purchased during the course of the plan regardless of the stock price.

     o If it becomes available as an investment, the purchase of restricted stock through a Company private placement offering made in accordance with Regulation D and/or Regulation S under the Securities Act of 1933, as amended, since we are the other party to the transaction and the does not vary with the market but is fixed by the terms and conditions of the private placement offering.


4.   Pre-clearance of Trades/Suspension of Trading

(a) Insiders Requiring Pre-Clearance Certain Insiders must contact our Compliance Officer or General Counsel to obtain "pre-clearance" at any time prior to buying or selling our securities. Individuals subject to this pre-clearance requirement are:

(i) SECTION 16 INDIVIDUALS (All directors and executive officers) We will inform each person who is subject to the reporting and penalty provisions of the federal securities laws that they are deemed to be a "Section 16 Individual". Section 16 Individuals must comply with the pre-clearance requirement for six (6) months after the termination of their status as a
     Section 16 Individual.

(ii) OTHER RESTRICTED PERSONS
     From time-to-time we will notify other persons that they are subject to the pre-clearance requirement if we believe that, in the normal course of their duties, they are likely to have regular access to Material Non-Public Information ("Other Restricted Persons"). Examples of persons subject to pre-clearance by virtue of their jobs are members of the executive leadership team and their administrative staff, and members of the legal, investor relations, finance and business development departments. Occasionally, certain individuals may have access to Material Non-Public Information for a limited period of time. During such a period, such persons may be notified that they are also subject to the pre-clearance procedure.

(b)  Suspension of Trading


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From time-to-time, we may recommend that Directors, officers, selected employees and others suspend trading in our securities because of developments that have not yet been disclosed to the public. All those affected should not trade in our securities while the suspension is in effect, and should not disclose to others that we have suspended trading for certain individuals.

5.   Definitions

(a)  Black-Out Periods
     The four Blackout Periods begin one month following the end of each quarter. These dates are April 30, July 30, October 30 and January 31, and end when one full trading day has passed on the NASD OTC-BB ("OTC-BB") after we announce our results for the fiscal period. If the start of a Blackout Period falls on a weekend, the Blackout Period will start at the close of business on the last trading day prior to the weekend.

(b)  Insiders
     Naturally Advaced Technologies "Insiders" are (i) members of our Board of Directors, our corporate officers and our employees; (ii) our consultants and other persons associated with us and our subsidiaries, including distributors, sales agents and joint venture partners, who receive or have access to our Material Non-Public Information; and (iii) household and immediate family members of those listed in (i) and (ii).

(c)  Material Information
     Information is deemed to be material if there is a reasonable likelihood that it would be considered important to an investor in making a decision regarding the purchase or sale of securities. While it is not possible to define all categories of material information, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered material. Examples of such information include:

          *    Financial results
          *    Projections of future earnings or losses
          *    News of a pending or proposed merger
          *    Acquisitions/Divestitures
          *    Impending bankruptcy or financial liquidity problems
          *    Gain or loss of a substantial customer or supplier
          *    Changes in dividend policy
          *    New product announcements of a significant nature
          *    Significant pricing changes
          *    Stock splits
          *    New equity or debt offerings
          * Significant litigation exposure due to actual or threatened litigation
          *    Major changes in senior management.


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Either positive or negative information may be material.

(d)  Non-Public Information
     Non-Public Information is information that has not been disclosed to the general public and is not available to the general public. Non-Public Information will be deemed to be public after two full trading days have passed on the OTC-BB following the date when the information is disclosed publicly.

(e)  Securities
     Securities include common stock, preferred stock, options to purchase common stock, warrants, convertible debentures and derivative securities.

6.   Potential Criminal and Civil Liability and/or Disciplinary Action

(a)  Individual Responsibility

     Each person is individually responsible for complying with the securities laws and this policy, regardless of whether we have prohibited trading by that person or any other Insiders. Trading in securities outside the Blackout Periods or suspension periods should not be considered a "safe harbor", although the safest period for trading in the Company's securities, assuming the absence of Material Non-Public Information, is generally the first ten trading days following the end of the Blackout Period. The Blackout Periods are particularly sensitive for transactions in the Company's stock for compliance with applicable securities laws. This is because officers, directors and certain other employees will, as any quarter progresses, be increasingly likely to possess Material Non-Public Information about the expected financial results for the quarter.

     The matters set forth in this policy are guidelines only, and appropriate judgment should be exercised in connection with all securities trading.

(b)  Potential Sanctions

     (i) LIABILITY FOR INSIDER TRADING. Insiders may be subject to penalties of up to $1,000,000 and up to ten years in jail for trading in securities when they have Material Non-Public Information.

     (ii) LIABILITY FOR TIPPING. Insiders may also be liable for improper transactions by any person (commonly referred to as a "tippee") to whom they have disclosed Material Non-Public Information, or to whom they have made recommendations or expressed opinions on the basis of such information about trading securities. The Securities and Exchange Commission (the "SEC") has imposed large penalties even when the disclosing person did not profit from the trading. The SEC, the stock exchanges and the National Association of Securities Dealers, Inc. use sophisticated electronic surveillance techniques to uncover insider trading.


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     (iii)POSSIBLE  DISCIPLINARY  ACTIONS.  Associates  who violate this policy will be subject to disciplinary action, which may include ineligibility for future participation in our equity incentive plans or termination of employment.

7.   Compliance Officer

(a)  Identity of Compliance Officer

Our Compliance Officer is Larisa Harrison. We may, in our sole discretion, change the Compliance Officer from time-to-time.

(b)  Duties of Compliance Officer

The duties of the Compliance Officer, or his or her designee, which may be executed on the advice of counsel, shall include, but not be limited to:

     (i)  Determining who the Section 16 Individuals are and notifying them
     (ii) Pre-clearing all securities transactions by Section 16 Individuals and Other Restricted Persons to determine compliance with this policy, insider trading laws and other applicable securities laws and regulations
     (iii) Determining who the Other Restricted Persons are and notifying them
     (iv) Assisting  Section 16  Individuals  in the  preparation  and filing of
          Section 16 reports (Forms 3, 4 and 5) (v) Serving as the Company's designated recipient of copies of reports filed with the SEC by
          Section 16 Individuals
     (vi) Reminding all Section 16 Individuals periodically of their reporting obligations
     (vii) Performing periodic cross-checks of available materials, which may include Forms 3, 4 and 5, Forms 144, Schedules 13D and G, officers' and directors' questionnaires, and reports received from our stock administrator and transfer agent, to determine trading activity by officers, directors and others who have, or may have, access to Material Non-Public Information
     (viii) Circulating this policy (and/or a summary) to all employees, including Section 16 Individuals, and providing this policy and other appropriate materials to new officers, directors and others who have, or may have, access to Material Non-Public Information
     (ix) Assisting our Board of Directors in implementation of this policy (x) Compliance activities with respect to Rule 144 sales of our stock.

8.   Additional Information -- For Section 16 Individuals

Section 16 Individuals must also comply with the reporting obligations and limitations on "short-swing" transactions set forth in the federal securities laws. The practical effect of these provisions is that Section 16 Individuals who both purchase and sell the Company's securities within a six-month period must refund all profits from the sale to the Company, whether or not they had knowledge of any Material Non-Public Information.


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Under these provisions, and so long as certain other criteria are met, the receipt of options under the Company's option plans, the exercise of that option, and the purchase of shares through the Employee Stock Purchase Plan or the Savings and Investment Plan is not subject to these restrictions; however, the sale of any such shares is subject to this 6-month rule. Additionally,
Section 16 Individuals may never make a short sale of the Company's stock. The Company has provided, or will provide, separate memoranda and other appropriate materials to its Section 16 Individuals regarding compliance with these rules.